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                                                                    Exhibit 4.2


                           FIRST AMENDMENT TO WARRANT

         THIS FIRST AMENDMENT TO WARRANT (this "Amendment") is made and entered into as of the 20th day of June 2000 by and between WORLD COMMERCE ONLINE, INC., a Delaware corporation (the "Company") and ANSWERTHINK CONSULTING GROUP, INC. ("AnswerThink").

                                R E C I T A L S:

         WHEREAS, the Company has granted to AnswerThink that certain warrant dated March 29, 2000 (the "Warrant") representing the right to purchase up to 155,000 duly authorized, validly issued, and fully-paid and nonassessable shares of common stock of the Company; and

         WHEREAS,the Company and AnswerThink desire to amend the Warrant by amending the Current Warrant Price (as defined in the Warrant) on the terms as set forth herein.

         NOW, THEREFORE, for the reasons set forth hereinabove and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendment. The Current Warrant Price of a single share of Common Stock (as defined on page 1 of the Warrant) shall be $7.00 per share.

         2. Non-Modification. The foregoing shall become a part of the Warrant, and except as expressly modified and amended herein, all of the terms and conditions of the Warrant shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the Company and AnswerThink have executed this Amendment as of the date first set forth above.



WORLD COMMERCE ONLINE, INC.                      ANSWERTHINK CONSULTING
                                                 GROUP, INC.


By: /s/ Mark E. Patten                          By: /s/ John F. Brennan
   --------------------------------                ---------------------------

Name:   Mark E. Patten                          Name:   John F. Brennan
     ------------------------------                  -------------------------

Title:  Chief Financial Officer                 Title:  Chief Financial Officer
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